EXHIBIT (3)(a)


                        RESTATED CERTIFICATE OF INCORPORATION
                                          OF
                         GRIFFIN GAMING & ENTERTAINMENT, INC.


               We, Matthew B. Kearney, Executive Vice President-Finance and Treasurer and David G. Bowden, Vice President-Controller and Secretary, of Griffin Gaming & Entertainment, Inc., a corporation e x i sting under the laws of the State of Delaware (the "Corporation"), do hereby certify that:

               ONE: The name of the Corporation is "Griffin Gaming & Entertainment, Inc."; the Corporation was formerly known as "Resorts International, Inc." and was formed under the name "Mary Carter Paint Co.".

               TWO:    The  original  Certificate  of  Incorporation of the
          Corporation was filed in the office of the Secretary of State of the State of Delaware on the 24th day of October, 1958.

               THREE: This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the Corporation a s theretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

               FOUR: This Restated Certificate of Incorporation has been duly executed and acknowledged by the officers of the Corporation i n accordance with Sections 245 and 103 of the General Corporation Law of the State of Delaware.

               FIVE:    The text of the Certificate of Incorporation of the
          Corporation is hereby restated, in its entirety, to read as follows:

                                      ARTICLE I

                                         NAME

               T h e    name  of  the  Corporation  is  "Griffin  Gaming  &
          Entertainment, Inc.".











                                      ARTICLE II

                                       ADDRESS

               The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, and the name of its registered agent at such address is United States Corporation Company.

                                     ARTICLE III

                                       PURPOSE

               The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                      ARTICLE IV

                                    CAPITALIZATION

               A. Authorization; Transfer Restrictions. The total number of shares of capital stock of all classifications which the C o rporation shall have authority to issue is 110,120,000 consisting of (i) 10,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), and (ii) 100,120,000 shares of common stock, consisting of 100,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 120,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Stock", and collectively with the Common Stock, the "GGE Common Stock"). Each share of Class B Stock shall be issued in connection with and upon the issuance of each $1,000 in principal amount of Junior Notes (as defined in Article IX hereof), whether upon original issuance of the Junior Notes or upon surrender for transfer or exchange of any outstanding Junior Notes or pursuant to the interest payment provisions thereof, and may not be transferred separately from such principal amount of Junior Notes.

               The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors hereby is vested with authority from time to time to issue the Preferred Stock as Preferred Stock of any series. In connection with the creation of each such series of Preferred Stock, the Board of Directors hereby is vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware, including without limitation the dividend rate, conversion or exchange rights, redemption price and







          liquidating preference of any series of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof outstanding); provided, however, that no shares of Preferred Stock may be designated or issued with any rights to vote together with the holders of the Class B Stock for any purpose. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

               B. Voting and Quorum.

                  1. Each holder of GGE Common Stock entitled to vote shall have one vote for each share thereof held. Except for the election of Class B Directors (as defined in Article IX hereof), the holders of the Common Stock shall be entitled to vote on all matters on which stockholders are entitled to vote. Except as may be prescribed by Delaware law, the holders of the Class B Stock shall not be entitled to vote on any matter except that the holders of the Class B Stock are entitled to vote separately as a class on the following matters: (a) the election of Class B Directors; (b) to the extent required under Delaware law, any amendment to the last sentence of the first paragraph of Paragraph (A) of Article IV hereof; the proviso in the second paragraph of Paragraph (A) of Article IV hereof; Paragraphs
          (B)(1),  (C)(2), (D) or (E) of Article IV hereof; Paragraphs (A),
          (B)(3), (B)(4), (B)(5) or (E)(2) of Article VII hereof; or Paragraph (A) of Article IX hereof; (c) any amendment to the last sentence of Section 3 of Article II of the By-Laws of the Corporation; (d) any amendment to the second sentence of Section 7 of Article III of the By-Laws of the Corporation; or (e) any amendment to the last sentence of Section 8 of Article III of the By-Laws of the Corporation.

                  2. A t a ny meeting of the stockholders of the Corporation at which the holders of any class of GGE Common Stock are entitled to vote, the presence, in person or by proxy, of the holders of a majority of the outstanding shares of such class shall constitute a quorum of the class entitled to vote of such class. No action may be taken by any class of GGE Common Stock at a meeting at which a quorum of such class is not present, except a vote to adjourn such meeting.

               C. Dividends.

                  1. The Board of Directors of the Corporation may cause dividends to be paid to the holders of shares of Common Stock from time to time out of funds legally available therefor. When and as dividends are declared, they may be payable in cash, in property or in shares of Common Stock.







                  2. Holders of Class B Stock are not entitled to the payment of dividends, except that in the event of an interest payment on the Junior Notes which is paid in Additional Junior Notes (as defined in Article IX hereof), holders shall be entitled to, and there shall be declared and paid, a stock dividend such that one share of Class B Stock shall be issued in respect of each $1,000 in principal amount of Additional Junior Notes.

               D. Mandatory Redemption of Class B Stock. Upon the payment in full of any Junior Note, or the redemption, or cancellation following purchase thereof, of each $1,000 principal amount of Junior Notes, the Corporation shall redeem the share of Class B Stock issued in respect of such Junior Note at a redemption price of $.01 per share (adjusted to reflect stock splits and stock combinations since the original date of issuance).

               E. L i quidation.    In  the  event  of  any  voluntary  or
          involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of GGE Common Stock then outstanding shall be entitled to receive ratably, in accordance with the number of shares held by each holder, out of the assets of the Corporation legally available for distribution to its stockholders, $.01 per share (adjusted to reflect stock splits and stock combinations since the original date of issuance). After the payment in full of the amount described in the immediately preceding sentence to the holders of GGE Common Stock, the holders of Common Stock shall be entitled to share ratably, in accordance with the number of shares held by each holder, in all the remaining assets of the Corporation available for distribution and the holders of Class B Stock shall not be entitled to share in the distribution of such remaining assets.

               F. No Nonvoting Stock. No nonvoting equity securities of the Corporation shall be issued. This provision is included in this Restated Certificate of Incorporation in compliance with section  1123  of  the  United  States Bankruptcy Code, 11 U.S.C.
          Section 1123, and shall have no further force and effect beyond that required by said section and for so long as said section is in effect and applicable to the Corporation.

                                      ARTICLE V

                                   INDEMNIFICATION

               A. Elimination  of  Certain  Liability  of  Directors.    A
          director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,






          (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the Effective Date (as defined in Article IX hereof) to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited t o the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Section by the stockholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

               B. Actions, Suits or Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party t o any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation.

               C. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another c o r p oration, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best




          interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

               D. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this
          Article V, to the extent that a director or officer of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections A and B of this Article V, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

               E. D e t ermination  of  Right  to  Indemnification.    Any
          indemnification under Sections A and B of this Article V (unless ordered by a court) shall be paid by the Corporation unless a determination is made (i) by a majority of the members of the Board of Directors who were not parties to such action, suit or proceeding even if less than a quorum, or (ii) if such a majority of the disinterested members of the Board of Directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders, that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections A and B of this Article V.

               F. Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Sections A or B of this Article V in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article V. Such costs, charges and expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the






          majority of the Board of Directors deems appropriate. The majority of the Board of Directors may, in the manner set forth above, and upon approval of such director, officer, employer, employee or agent of the Corporation, authorize the Corporation's counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

               G. Procedure  for  Indemnification.    Any  indemnification
          under Sections B, C and D, or advance of costs, charges and expenses (including attorneys' fees) under Section F of this
          Article V, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. The right to indemnification or advances as granted by this Article V shall be enforceable by the director or officer in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses (including attorneys'
          fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action that the claimant has not met the standard of conduct set forth in Sections B or C of this Article V, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its s t ockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections B or C of this Article V, nor the fact that there has been an actual determination by t h e Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

               H. Other Rights: Continuation of Right to Indemnification. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which any director, officer, employee or agent seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article V shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this Article V is in effect. Any repeal or modification of this Article V or any repeal





          or modification of relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligations of the Corporation arising hereunder. This Article V shall be binding upon any successor corporation to this Corporation, whether by way of acquisition, merger, consolidation or otherwise.

               I. Insurance.   The Corporation shall purchase and maintain
          insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this
          Article V, provided, however, that such insurance is available on reasonable and acceptable terms, which determination shall be made by a vote of a majority of the Board of Directors.

               J. Savings Clause. If this Article V or any portion hereof shall be invalidated on any ground by any court of competent j u risdiction, then the Corporation (i) shall nevertheless indemnify each director and officer of the Corporation, and (ii) may nevertheless indemnify each employee and agent of the Corporation, as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the full extent permitted by applicable law.

               K. Subsequent  Amendment.    No  amendment, modification or
          repeal of this Article V shall affect or impair in any way the rights of any director or officer of the Corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, modification or repeal.

               L. Subsequent Legislation. If the General Corporation Law of the State of Delaware is amended to further expand the indemnification permitted to directors, officers, employees or agents of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.









                                      ARTICLE VI

                            NEW JERSEY CASINO CONTROL ACT

               This Certificate of Incorporation shall be subject to the New Jersey Casino Control Act, N.J.S.A. 5:12-1et seq., and the rules and regulations of the New Jersey Casino Control Commission (the "Commission") as they currently exist or as they hereinafter may be amended (the "Act"), including without limitation the following:

               A. The securities of the Corporation shall always be subject to redemption by the Corporation, by action of the Board of Directors, if, in the judgment of the Board of Directors, such action should be taken, pursuant to Section 151(b) of the General Corporation Law of Delaware or any other applicable provision of law, to the extent necessary to prevent the loss or secure the reinstatement of any government-issued license or franchise held by the Corporation or any Subsidiary (as defined in Paragraph E of this Article VI) to conduct any portion of the business of the Corporation or such Subsidiary, which license or franchise is conditioned upon some or all of the holders of the Corporation's securities possessing prescribed qualifications. In the event a holder of the Corporation's securities is found not to possess such prescribed qualifications by the Commission pursuant to the Act (a "Disqualified Holder"), such Disqualified Holder shall indemnify the Corporation for any and all direct or indirect costs, including attorneys' fees, incurred by the Corporation as a result of such holder's continuing ownership or failure to divest promptly.

               B. Except as is otherwise expressly provided in instruments containing the terms of the Corporation's securities, which instruments have been approved by the Commission, so long as the Corporation shall remain a publicly traded holding company as defined in the Act, in accordance with N.J.S.A. 5:12- 82(d)(7) and (9), all securities of the Corporation shall be held subject to the condition that if a holder thereof is found to be a Disqualified Holder, such holder shall dispose of his interest in the Corporation within 120 days following the Corporation's
          r e c e ipt of notice (the "Notice Date") of the holder's disqualification. Promptly following its receipt of notice from the Commission that a holder of securities of the Corporation has been found disqualified, the Corporation shall either deliver such written notice personally to the Disqualified Holder, mail it to such Disqualified Holder at the address shown on the Corporation's books and records, or use any other reasonable means. Failure of the Corporation to provide notice to a Disqualified Holder after making reasonable efforts to do so shall not preclude the Corporation from exercising its rights.

               I f   any  Disqualified  Holder  fails  to  dispose  of  his
          securities within 120 days following receipt by the Corporation of notice that





          such holder has been found disqualified, the Corporation may redeem such securities at the lesser of (i) the lowest closing sale price of such securities between the Notice Date and the date 120 days after the Notice Date, or (ii) such holder's original purchase price.

               C. If the Corporation shall become, and so long as it shall remain, a privately-held holding company as defined in the Act, in accordance with N.J.S.A. 5:12-82(d)(7), (8) and (10), the Commission shall have the right of prior approval with regard to transfers of securities, shares, and other interests in the Corporation and the Corporation shall have the absolute right to redeem at the market price or purchase price, whichever is the lesser, any security, share or other interest in the Corporation in accordance with the Act.

               D. So long as the Corporation shall remain a holding company as defined in the Act, in accordance with N.J.S.A. 5:12-105(e), commencing on the date the Commission serves notice on t h e Corporation that a security holder has been found disqualified, it shall be unlawful for the Disqualified Holder to
          (i) receive any dividends or interest upon any such securities of the Corporation held by such holder; (ii) exercise, directly or through any trustee or nominee, any right conferred by such securities; or (iii) receive any remuneration in any form, for services rendered or otherwise, from any subsidiary of the Corporation that holds a casino license.

               E. For purpose of this Article VI, the term "Subsidiary" shall be defined in accordance with N.J.S.A. 5:12-47.

                                     ARTICLE VII

                                  BOARD OF DIRECTORS

               A. Number and Designations of Directors. Until such time as a Class B Triggering Event (as defined in Article IX hereof) shall have occurred, the number of directors which shall constitute the Board as of the Effective Date (as defined in
          Article IX hereof) shall be six, consisting of four Common Stock Directors (as defined in Article IX hereof) and two Class B Directors (but subject to Paragraph F below). After the Effective Date, the number of directors which shall constitute the whole Board may be increased or decreased to such other number as from time to time shall be fixed by resolution of the Board; provided, however, that at all times the number of Class B Directors prior to the occurrence of a Class B Triggering Event shall be one-third (rounded up to the nearest whole number) of the number of directors which constitutes the entire Board (but subject to Paragraph F below). Upon the occurrence of a Class B Triggering Event, the number of directors which shall constitute the Board shall be increased, with such







          vacancies created thereby filled by the vote of a majority of the Class B Directors then in office, such that the number of Class B Directors equals a majority of the number of directors which constitutes the entire Board after giving effect to the creation of such vacancies (but subject to Paragraph F below).

               B. Election of Directors.

                  1. Election of directors need not be by written ballot unless the By-Laws so provide.

                  2. The Board of Directors shall be divided into three classes: Class I, Class II, and Class III. Such Classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending at the third annual stockholders' meeting following the annual meeting at which such director was elected; provided, however, that the directors first appointed to Class I shall serve for a term ending at the annual meeting held in 1995, the directors first appointed to Class II shall serve for a term ending at the annual meeting held in 1996, and the directors first appointed to Class III shall serve for a term ending at the annual meeting held in 1997. Notwithstanding any of the foregoing provisions of this Article VII and subject to Paragraph F below, each director shall serve until his successor is elected and qualified or until his earlier death, resignation or removal.

                  3. At each annual meeting of stockholders (which shall be held on such date as shall be determined pursuant to the By-Laws of the Corporation), or at any duly called special meeting of stockholders, the Common Stock Directors to be elected shall be elected by the holders of the Common Stock voting as a separate class and the Class B Director(s) to be elected shall be elected by the holders of the Class B Stock voting as a separate class.

                  4. At each annual election, the directors chosen to succeed those whose terms then expire shall be identified as being the same Class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another Class in order to more nearly achieve equality in the number of directors among the Classes. When the directors fill a vacancy resulting from the death, resignation or removal of a director in accordance with paragraph E below, the director chosen to fill that vacancy shall be of the same Class as the director he succeeds.

                  5. Notwithstanding the rule that the three Classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each Common Stock Director and each Class B Director then continuing to serve as such will nevertheless continue as a director of the Class of




          which such director is a member until the expiration of his current term or his earlier death, resignation or removal.

               C. Effective  Date  Board.    As of the Effective Date, the
          Board of Directors of the Corporation shall be reconstituted to consist of the following persons in the Classes and of the designations indicated:

           Director            Class       Designation


           Thomas E.           I           Common Stock Director
           Gallagher
           Jay M. Green        I           Common Stock Director

           William Fallon      II          Common Stock Director
           Vincent J. Naimoli  II          Class B Director

           Merv Griffin        III         Common Stock Director
           Charles Masson      III         Class B Director

               D. Removal of Directors. Subject to Paragraph F below, any director, may be removed from office at any time, but only
          (i) for cause, and (ii) by the affirmative vote of the holders of 80% of the voting power of all the shares of the class of stock which elected such director.

               E. Filling of Vacancies.

                  1. Any vacancy among the Common Stock Directors, occurring from any cause whatsoever, may be filled by a majority of the remaining Common Stock Directors, even if such remaining Common Stock Directors do not constitute a quorum; provided, however, that the holders of the Common Stock removing any Common Stock Director may at the same meeting fill the vacancy caused by such removal; provided further, however, that if the remaining Common Stock Directors fail to fill any such vacancy, the holders of the Common Stock entitled to vote thereon may fill such vacancy at any special meeting of stockholders called for that purpose. Any person elected or appointed to fill a vacancy shall hold office, subject to the right of removal as herein before provided, until the next election for such Class of directors and until his successor is elected and qualifies.

                  2. Subject to Paragraph F below, any vacancy among the Class B Directors, occurring from any cause whatsoever (including
          (i) as a result of an increase in the number of directors which shall constitute the entire Board, or (ii) as a result of the occurrence of a Class B Triggering Event), may be filled only by a majority of the remaining Class B Directors, even if such remaining Class B Directors do not constitute a quorum; provided, however, that the holders of the Class B Stock removing any Class B Director






          may at the same meeting fill the vacancy caused by such removal; provided further, however, that if the remaining Class B Directors fail to fill any such vacancy, the holders of the Class B Stock entitled to vote thereon may fill such vacancy at any special meeting of stockholders called for that purpose. Any person elected or appointed to fill a vacancy shall hold office, subject to the right of removal as herein before provided, until the next election for such Class of directors and until his successor is elected and qualifies.

               F. Final  Payment  Date.   After the Final Payment Date (as
          defined in Article IX hereof), (i) all the Class B Directors then in office shall resign and if such Class B Directors fail to resign, a majority of the Common Stock Directors shall be entitled to remove, without cause, such Class B Directors then in office, and (ii) the number of directors constituting the Board shall be decreased to six directors, who shall be elected by the holders of Common Stock.

                                    ARTICLE VIII

                AMENDMENT OF CERTIFICATE OF INCORPORATION AND BY-LAWS

               A. I n   addition  to  any  affirmative  vote  required  by
          applicable law, any alteration, amendment, repeal or rescission of any provision of this Restated Certificate of Incorporation must be approved by a majority of the directors of the Corporation then in office and by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock.

               B. Except as provided in Paragraph (B)(1) of Article IV hereof, the Board of Directors shall have the power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

                                      ARTICLE IX

                                     DEFINITIONS

               A. As used in this Restated Certificate of Incorporation, the following terms shall have the meanings indicated below:

               "Additional Junior Notes" shall mean Junior Notes issued by RIHF in payment of interest on outstanding Junior Notes, in accordance with the terms of the Junior Notes and the New RIHF Second Mortgage Junior Note Indenture.

               "Class   B  Directors"  shall  mean  the  directors  of  the
          Corporation elected by the holders of the Class B Stock.









               "Class B Triggering Event" shall mean either (i) the payment on any Interest Payment Date by RIHF of interest on the Junior Notes in the form of Additional Junior Notes or (ii) the failure on any Interest Payment Date by RIHF to pay interest in full on the Junior Mortgage Notes, if, in either case, on any prior six Interest Payment Dates (whether consecutive or non-consecutive), interest on the Junior Notes either has been paid in Additional Junior Notes or has not been paid in full.

               "Final Payment Date" means the date on which all the Junior Notes are retired, redeemed or paid in full.

               "Interest Payment Date" shall mean each date on which interest is due and payable on the Junior Notes, in accordance with the New RIHF Second Mortgage Junior Note Indenture.

               "Junior Notes" shall mean the 11.375% Junior Mortgage Notes due 2004 of RIHF, including the Additional Junior Notes.

               "New RIHF Second Mortgage Junior Note Indenture" shall mean the Indenture dated as of May 3, 1994, between RIHF and U.S. Trust Company of California, N.A., as Trustee, under which the Junior Notes have been or will be issued.

               "RIHF" shall mean Resorts International Hotel Financing, Inc., a Delaware corporation.

               B. As used in this Restated Certificate of Incorporation, the following terms shall have the meanings indicated below:

               "Common Stock Directors" shall mean the directors of the Corporation elected by the holders of the Common Stock.

               "Effective Date" shall mean May 3, 1994.

               IN WITNESS WHEREOF, the undersigned have signed this R e stated Certificate of Incorporation, under penalties of perjury, and caused the corporate seal of the Corporation to be hereunto affixed this 10th day of May, 1996.

                                        By:
                                            /s/ Matthew B. Kearney

                                           Matthew B. Kearney
                                           Executive Vice President-Finance
                                            and Treasurer
          [Corporate Seal]

          Attest:
          By:
             /s/ David G. Bowden
             David G. Bowden
             Vice President-Controller and Secretary


